Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release — February 6, 2008

DATALINK REPORTS 2007 FOURTH-QUARTER AND FULL YEAR OPERATING RESULTS

Record Fourth Quarter 2007 Revenues of $50.7 million

  Full Year 2007 Revenues up 22% from 2006

MINNEAPOLIS — February 6, 2008 - . Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported that revenues for the quarter ended December 31, 2007, were $50.7 million compared to $38.7 million for the prior-year period and $45.8 million in the third quarter of 2007, an increase of 31 percent and 11 percent, respectively.   Revenues for the year ended December 31, 2007, increased 22 percent to $177.8 million compared to $146.0 million for the prior-year period.  Datalink’s results for the 2007 fourth quarter and full year include three and 11 months respectively, of Midrange Computer Solutions, Inc. (MCSI) results of operations following the acquisition which closed on January 31, 2007.

GAAP Results

On a GAAP basis, the company reported net earnings of $1.4 million, or $0.11 per diluted share for the fourth quarter ended December 31, 2007.  This compares to net earnings of $4.4 million, or $0.38 per diluted share, in the fourth quarter of 2006.   For the year ended December 31, 2007, the company reported net earnings of $1.2 million, or $0.10 per diluted share, compared to net earnings of $8.5 million, or $0.76 per diluted share for the year ended December 31, 2006.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2007 were $1.6 million, or $0.13 per diluted share, compared to non-GAAP net earnings of $1.4 million or $0.12 per diluted share, in the fourth quarter of 2006.  For the year ended December 31, 2007, the company reported non-GAAP net earnings of $2.6 million, or $0.21 per diluted share, compared to net earnings of $4.0 million, or $0.36 per diluted share for 2006.

Charlie Westling, Datalink’s President and CEO, commented, “We are pleased with our performance in the fourth quarter and that the company was able to report results that were at the high end of our previous guidance range.   This performance is a result of increased customer spending in the fourth quarter and delivering on several strategic initiatives we set for ourselves at the beginning of the year.  The initiatives were:

•

Successful integration of the MCSI acquisition. In addition to achieving cost synergy savings of over $1 million, Datalink was also successful in training the MCSI sales force to sell higher margin solutions. This was evidenced by the increase in overall gross margins from 24.1 percent in the first quarter of 2007 to 26.5 percent in the fourth quarter of 2007.

•

Improved productivity across the sales organization with more balanced performance as evidenced by a 25 percent increase in the annualized gross profit contributed per account executive in the fourth quarter of 2007 versus the third quarter of 2007, following an 18 percent rise in the third quarter over the second quarter of 2007. In addition, the company saw continued leverage in its corporate functions. For the full year 2007, general and administrative expenses grew 12 percent over 2006, while revenues and gross profit grew over 22 percent in the same period.

•

Continued growth in customer support and professional services business as evidenced by service revenues increasing 53 percent in 2007 to a record $66.6 million, with the customer support portion of service revenues growing 62 percent on a year-over-year basis.

•	Continued to maintain a strong balance sheet. During the year the company generated over $5 million of cash from operations ending 2007 with over $25 million in cash and investments and no debt.”

                Westling continued, “As we head into 2008 we believe that we can build off our strong performance in the second half of 2007 and continue our profitable growth this year by executing on our key initiatives. Datalink’s priorities are:

•	Continuing to increase employee productivity by leveraging investments in field and customer support areas;

•	Further penetrating the enterprise customer base;

•	Targeting high growth market segments and deploying new technologies;

•	Delivering greater value to customers through more solutions and services; and

•	Pursuing acquisitions that will enable the company to achieve critical mass in key locations faster or provide additional services to its customers.”

Outlook

                The company ended the quarter with a backlog of $31 million as a result of traditionally strong year-end sales activities and the continued growth of the customer support business.  “We have traditionally seen an increase in customer spending at year-end as customers spend their remaining budget dollars, followed by slower spending in the first quarter.  We expect this trend to continue in 2008.  Combined with higher first quarter expenses we believe we will see a sequential decrease in revenues and earnings in the first quarter,” continued Westling.  The company expects revenue between $44 million and $48 million, with GAAP net earnings to be between break-even and $0.04 per diluted share in the first quarter of 2008.  This compares with revenues of $40.9 million in the first quarter of 2007 and a GAAP loss of $0.06 per diluted share.  The 2007 first quarter included two months of results from the acquisition of MCSI.  On a non-GAAP basis, the company expects first quarter earnings per share to be in the range of $0.02 to $0.06 per diluted share.  Non-GAAP earnings per share exclude the effect of purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes.  The company estimates this total effect will be $.02 per diluted share for the first quarter.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:30 p.m. Central Time during which time Datalink’s president and chief executive officer, Charlie Westling, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview.  Participants can access the conference call by dialing (866) 863-7084 (no later than 4:25 p.m. Central Time).  Participants will be asked to identify the Datalink conference and provide the designated identification number (31544853). A live Webcast of the conference call can be heard via Datalink’s Website at www.datalink.com.

Datalink Corporation is an information storage architect. The company analyses, designs, implements and supports information storage infrastructures that store, protect and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage and IP-based storage, using industry-leading hardware, software and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2008 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, integration costs related to acquisitions, the reversal of the income tax valuation allowance and the related effects on income taxes.  Annualized gross profit is based upon the quarterly gross profit multiplied by four.  The 2006 results also reflect the impact of each quarter being fully taxed at an effective rate of 40%.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company contacts:

Investor Relations:	Analyst Contact:
Kim Payne	Greg Barnum
Investor Relations Coordinator	Chief Financial Officer
Phone: 952-279-4794	Phone: 952-279-4816
Fax: 952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net sales:
Products	$31,584	$26,013	$111,201	$102,400
Services	19,091	12,680	66,571	43,583
Total net sales	50,675	38,693	177,772	145,983

Cost of sales:
Cost of product sales	23,609	19,581	84,369	77,365
Cost of service sales	13,652	8,934	48,111	30,521
Total cost of sales	37,261	28,515	132,480	107,886
Gross profit	13,414	10,178	45,292	38,097
Operating expenses:
Sales and marketing	5,933	3,988	22,067	15,985
General and administrative	2,770	2,694	11,720	10,434
Engineering	2,291	1,581	9,181	6,098
Integration costs	—	—	442	—
Amortization of intangibles	177	—	727	—
	11,171	8,263	44,137	32,517
Earnings from operations	2,243	1,915	1,155	5,580
Interest income	208	257	908	714
Earnings before income taxes	2,451	2,172	2,063	6,294
Income tax expense (benefit)	1,031	(2,203)	864	(2,203)
Net earnings	$1,420	$4,375	$1,199	$8,497

Net earnings per common share:
Basic	$0.12	$0.40	$0.10	$0.77
Diluted	$0.11	$0.38	$0.10	$0.76
Weighted average common shares outstanding:
Basic	12,306	11,001	12,156	11,006
Diluted	12,403	11,612	12,392	11,127

DATALINK CORPORATION

BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$22,687	$22,900
Short term investments	2,477	—
Accounts receivable, net	26,156	22,195
Inventories	6,034	1,593
Deferred customer support contract costs	39,707	25,876
Inventories shipped but not installed	9,048	3,502
Current deferred income taxes	1,049	1,442
Other current assets	350	225
Total current assets	107,508	77,733
Property and equipment, net	2,270	1,942
Goodwill	17,748	5,500
Intangibles, net	3,611	—
Deferred income taxes	—	1,320
Other assets	332	354
Total assets	$131,469	$86,849

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$33,391	$19,753
Accrued commissions	2,038	1,734
Accrued income taxes	283	200
Accrued sales and use tax	1,167	785
Accrued expenses, other	2,288	1,775
Sublease reserve current	335	360
Deferred revenue from customer support contracts	52,014	33,472
Total current liabilities	91,516	58,079
Deferred rent	226	167
Deferred income tax liability	537	—
Sublease reserve non-current	946	1,281
Total liabilities	93,225	59,527

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 12,476,419 and 11,228,890 shares issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	12	11
Additional paid-in capital	39,266	29,544
Accumulated deficit	(1,034)	(2,233)
Total stockholders’ equity	38,244	27,322
Total liabilities and stockholders’ equity	$131,469	$86,849

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net earnings on a GAAP basis	$1,420	$4,375	$1,199	$8,497
Adjustments:

Purchase accounting adjustment to deferred revenue	77	—	664	—
Total gross margin adjustments	77	—	664	—

Stock based compensation expense included in sales and marketing	$48	6	173	18
Stock based compensation expense included in general and administrative	71	86	315	251
Stock based compensation expense included in engineering	13	8	28	24
Integration costs	—	—	442	—
Amortization of intangible assets	177	—	727	—
Total operating expense adjustments	309	100	1,685	293

Reversal of tax valuation allowance	0	(2,203)	0	(2,203)
Income tax effect	(162)	(909)	(987)	(2,634)

Non-GAAP net earnings	$1,644	$1,363	$2,561	$3,953

Non-GAAP net earnings per share - Basic	$0.13	$0.12	$0.21	$0.36
Non-GAAP net earnings per share - Diluted	$0.13	$0.12	$0.21	$0.36

Shares used in non-GAAP per share calculation - Basic	12,306	11,001	12,156	11,006
Shares used in non-GAAP per share calculation - Diluted	12,403	11,612	12,392	11,127

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006

Cash flows from operating activities:
Net earnings	$1,199	$8,497
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for bad debts	46	36
Depreciation	1,101	985
Amortization of intangibles	727	—
Amortization of discount on short term investments	(31)	—
Deferred income taxes	421	(2,762)
Deferred rent	59	(122)
Amortization of sublease reserve	(360)	(384)
Stock based compensation expense	516	293
Loss on disposal of assets	60	111
Changes in operating assets and liabilities, net of effects from purchase of MCSI:
Accounts receivable	(2,960)	(3,558)
Inventories	(6,186)	800
Deferred customer support contract costs/revenues, net	4,313	2,729
Accounts payable	5,334	93
Accrued expenses	800	527
Other	11	86
Net cash provide by operating activities	5,050	7,331

Cash flows from investing activities:
Purchases of investments	(2,446)	—
Purchases of property and equipment	(1,234)	(562)
Payment for purchase of MCSI, net of cash acquired	(1,837)	—
Net cash used in investing activities	(5,517)	(562)

Cash flows from financing activities:
Proceeds from issuance of common stock	394	2,697
Tax withholding payments reimbursed by restricted stock	(140)	—
Net cash provided by financing activities	254	2,697

Increase (decrease) in cash and cash equivalents	(213)	9,466
Cash and cash equivalents, beginning of period	22,900	13,434
Cash and cash equivalents, end of period	$22,687	$22,900